BYLAWS OF GEANT CORP.
(the "Corporation")

STOCKHOLDERS (the "Stockholders")

Annual Meeting

1. A meeting of the Stockholders will be held annually for the purpose of electing directors (the "Directors") of the Corporation and for the purpose of doing other business as may come before the meeting. If the day fixed for the annual meeting is a legal holiday in the State of Nevada, the annual meeting will be held on the next succeeding business day or on a date determined by the board of directors for the Corporation (the "Board") that is no later than two weeks after the date specified in the meeting notice.

Special Meetings

2. Unless otherwise prescribed by statute, special meetings of the Stockholders may only be called for any purpose or purposes in the following ways:

a. By a majority of the Board; or

b. By the president of the Corporation (the "President"); or

c. By the holders of stock entitled to cast in total not less than 10 percent of the votes on any issue proposed for the meeting where written requests describing the purpose or purposes for the special meeting are signed, dated and delivered to a member of the Board or other Officer of the Corporation.

3. The Board will determine the time, place and date of any special meeting, which, unless the special meeting is called by a majority of the Board, will be held not more than 0 days after the written request to call the special meeting is delivered to the Board. Special meetings will be limited to discussing and voting on the items identified in the meeting notice.

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Place of Meeting

4. The annual meetings or special meetings of the Stockholders may be held at any place in or out of the State of Nevada at a place to be determined at the discretion of the Board. If no designation of the location is made for any annual or special meeting of the Stockholders, the place of the meeting will be the Registered Office of the Corporation. The Corporation must hold its annual meeting within the earlier of: a) six months after the end of the Corporation's fiscal year or; b) fifteen months after its last annual meeting. If an annual meeting is not held within that time period, a Stockholder may direct a request in writing to the Chairman of the Board of the Corporation to hold the annual meeting. If a notice of meeting is not given within 60 days of that request then any Stockholder entitled to vote at an annual meeting may apply to any court having jurisdiction for an order directing that the meeting be held and fixing the time and place of the meeting.

Notice of Meetings

5. The written notice of any meeting will be given 10 to 30 days before the date of the meeting to each Stockholder entitled to vote at that meeting. The written notice of the meeting will state the place, date and hour of the meeting, the means of remote communications, if any, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

6. If mailed, notice is given when the notice is deposited in the United States mail, postage prepaid, and directed to the Stockholder at the address of the Stockholder as it appears on the records of the Corporation. An affidavit of the secretary (the "Secretary") of the Corporation that the notice has been given will, in the absence of fraud, be prima facie evidence of the facts stated in the notice.

7. A written waiver, signed by the person entitled to a notice of meeting, or a waiver by electronic transmission by the person entitled to that notice, whether before or after the time stated in the notice, will be deemed equivalent to the person receiving the notice. Further, attendance of a person at a meeting will constitute a waiver of notice of that meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

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Consent of Stockholders in Lieu of Meeting

8. Any action to be taken at any annual or special meeting of Stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action to be taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all stock entitled to vote on the matter were present and voted is delivered to the Corporation. Every written consent will bear the date of signature of each Stockholder who signs the consent. However, no written consent will be effective unless the consent is delivered, either by hand or by certified or registered mail, within 90 days of the earliest dated consent, to the Corporation for inclusion in the minutes or filing with the corporate records.

Remote Communication Meetings

9. Remote communication means any electronic communication including conference telephone, video conference, the Internet, or any other method currently available or developed in the future by which Stockholders not present in the same physical location may simultaneously communicate with each other.

10. Where permitted under the statutes and regulations of the State of Nevada, and in the sole and reasonable discretion of the Board of Directors, a meeting of Stockholders of the Corporation may be held at a specific location or may be held by any means of remote communication. Where a meeting will employ remote communication, one or more Stockholders may participate by means of remote communication or the meeting may be held solely by means of remote communication at the sole discretion of the Board of Directors. Where any remote communication is used in a Stockholder meeting, all persons authorized to vote or take other action at the meeting must be able to hear each other during the meeting and each person will have a reasonable opportunity to participate. This remote participation in a meeting will constitute presence in person at the meeting. All votes or other actions taken at the meeting by means of electronic transmission must be maintained as a matter of record by the Corporation.

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List of Stockholders Entitled to Vote

11. The Officer who has charge of the Stock Ledger of the Corporation will prepare and make, 10 to 60 days before every meeting of the Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares of stock registered in the name of each Stockholder. The list must be available for inspection by any Stockholder. The list must be provided for any purpose related to the meeting:

a. On a reasonably accessible electronic network, so long as the information required to access the list is provided with the notice of the meeting; or

b. During ordinary business hours, at the Registered Office of the Corporation in this state.

12. If the Corporation decides to make the list available on an electronic network, the Corporation will ensure that this information is available only to Stockholders of the Corporation. If the meeting is to be held at a physical location, then the list will be produced and kept at the time and place of the meeting during the whole time of the meeting and may be inspected by any Stockholder who is present.

13. If the meeting is to be held solely by means of remote communication, then the list will also be open to the examination of any Stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access the list will be provided with the notice of the meeting.

14. If any Director willfully neglects or refuses to produce the list of Stockholders at any meeting for the election of Directors, or to open such a list to examination on a reasonably accessible electronic network during any meeting for the election of Directors held solely by means of remote communication, those Directors will be ineligible for election to any office at that meeting.

15. The Stock Ledger will be the only evidence as to who are the Stockholders entitled by this section to examine the list required by this section or to vote in person or by proxy at any meeting of Stockholders.

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Quorum and Required Vote

16. A minimum of 1 percent of the stock entitled to vote, present in person or represented by proxy, will constitute a quorum entitled to take action at a meeting of Stockholders.

17. In all matters other than the election of Directors, any act of the Stockholders must be passed by an affirmative vote of the majority of the stock present in person or represented by proxy at the meeting and entitled to vote on the matter.

18. Directors will be elected by a majority of the votes of the stock present in person or represented by proxy at the meeting and entitled to vote on the election of Directors.

19. Where a separate vote by a class or series or classes or series of stock ("Eligible Stock") is required, 1 percent of the outstanding Eligible Stock present in person or represented by proxy, will constitute a quorum entitled to take action with respect to that vote on that matter. Any act to be taken must be passed by an affirmative vote of the majority of the outstanding Eligible Stock present in person or represented by proxy.

Stockholders Voting Rights and Proxies

20. Subject to the Articles of Incorporation, each Stockholder will be entitled to one vote for each share of stock held by that Stockholder.

21. Each Stockholder entitled to vote at a meeting of Stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for that Stockholder by proxy, but no proxy will be valid after 6 months from the date of its execution unless the proxy provides for a longer period.

22. Execution of a proxy may be accomplished by the Stockholder or by the authorized Officer, Director, employee or agent of the Stockholder, signing the writing or causing that person's signature to be affixed to the writing by any reasonable means including, but not limited to, by facsimile signature.

23. A duly executed proxy will be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock or an interest in the Corporation generally.

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Cumulative Voting

24. Stockholders may use cumulative voting elections when electing Directors.

BOARD OF DIRECTORS

General Powers

25. The business and affairs of the Corporation will be managed by or under the direction of the Board.

Number, Tenure and Quorum

26. The Board will consist of one member, who will be a natural person. Directors need not be Stockholders. The Director will hold office until that Director's successor is elected and qualified or until that Director's earlier resignation or removal. Any Director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. In order to transact business at a meeting of the Directors, a quorum of 1 percent of the total number of Directors eligible to vote will be required. The vote of the majority of the Directors present at a meeting at which a quorum is present will be the act of the Board.

Regular Meetings

27. By resolution, the Board may provide the time and place, either within or without the State of Nevada, for the holding of regular meetings without any notice other than that resolution.

Special Meetings

28. Special meetings of the Board may be called by or at the request of the President or by a majority of the Directors. The person or persons calling that special meeting of the Board may fix any date, time or place, either within or without the State of Nevada, to be the date, time and place for holding that special meeting.

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Notice

29. Written notice of the date, time, and place of a special meeting of the Board will be given at least 0 days prior to the date set for that meeting. The written notice can be given personally, by mail, by private carrier, by telegraph, by telephone facsimile, or by any other manner as permitted by the Nevada Revised Statutes Chapter 78. The notice will be given by the Secretary or one of the persons authorized to call Directors' meetings.

30. If written notice is mailed, correctly addressed to a Director's address as provided in the Corporation's current records, the notice will be deemed to have been given to that Director at the time of mailing. If written notice is sent by private carrier or if the written notice is sent by United States mail, postage prepaid and by registered or certified mail, return receipt requested, the notice will be deemed to have been given to a Director on the date shown on the return receipt. Otherwise notice is effective when received by a Director.

31. Notice of any Directors' meeting may be waived by a Director before or after the date and time of the meeting. The waiver must be in writing, must be signed by a Director, and must be delivered to the Corporation for inclusion in the minutes or filing with the corporate records. The attendance of a Director at a meeting of the Board will constitute a waiver of notice of that meeting except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully convened.

Action by Directors Without a Meeting

32. Any action to be taken at any meeting of the Board or of any committee of the Board may be taken without a meeting if all members of the Board or committee, as the case may be, consent to it in writing, or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board, or committee. This filing will be in paper form if the minutes are maintained in paper form and will be in electronic form if the minutes are maintained in electronic form.

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Remote Communication Meetings

33. Remote communication means any electronic communication including conference telephone, video conference, the Internet, or any other method currently available or developed in the future by which Directors not present in the same physical location may simultaneously communicate with each other.

34. A meeting of the Board may be held by any means of remote communication by which all persons authorized to vote or take other action at the meeting can hear each other during the meeting and each person has a reasonable opportunity to participate. This remote participation in a meeting will constitute presence in person at the meeting.

OFFICERS

Appointment of Officers

35. The Officers of the Corporation (individually the "Officer" and collectively the "Officers") will consist of the President, a treasurer (the "Treasurer") and the Secretary.

36. The Officers will be appointed by the Board at the first meeting of the Directors or as soon after the first meeting of the Directors as possible, if Officers have not already been appointed. Any appointee may hold one or more offices.

Idemnification

37.  (a) The Corporation shall indemnify any person who was, or is threatened to be made, a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a director, officer, employee or agent of the Corporation, or (ii) while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, agent or similar functionary of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted under the Revised Statutes of the State of Nevada, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Article VII is in effect. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement or otherwise.

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(b) As used herein, the term "proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, any appeal in such an action, suit or proceeding and any inquiry or investigation that could lead to such an action, suit or proceeding.

(c) A director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (ii) for the payment of distributions in violation of the Revised Statutes of the State of Nevada. Any repeal or amendment of this Article VII by the shareholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director or officer of the Corporation is not personally liable as set forth in the foregoing provisions of this Article VII, a director or officer shall not be liable to the Corporation or its stockholders to such further extent as permitted by any law hereafter enacted, including, without limitation, any subsequent amendment to the Revised Statutes of the State of Nevada.

Term of Office

38. Each Officer will hold office until a successor is duly appointed and qualified or until the Officer's death or until the Officer resigns or is removed as provided in these Bylaws.

Removal

39. Any Officer or agent appointed by the Board or by the Incorporators may be removed by the Board at any time with or without cause, provided, however, any contractual rights of that person, if any, will not be prejudiced by the removal.

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AMENDMENTS

By Shareholders

40.  These Bylaws may be altered, amended or repealed by the affirmative vote of a majority of the voting stock issued and outstanding at any regular or special meeting of the shareholders.

By Directors

41.  The Board of Directors shall have the power to make alter, amend and repeal the Bylaws of this corporation. However any such alteration, amendment, or repeal of the Bylaws, may be changed or repealed by the holders of a majority of the stock entitled to vote at any shareholders meeting.

Date Bylaws Adopted: February 29, 2016.

Director:

/s/ Suneetha Sudusinghe                                   .

                                             (Signature)

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